PROXY CARD                                  OPPENHEIMER MONEY MARKET FUND, INC.

                        PROXY FOR A SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON JULY 29, 2002

The  undersigned,  revoking prior proxies,  hereby appoints Robert Zack,  Brian Wixted,  Katherine Feld,  Denis Molleur
and  Kathleen  Ives,  and each of them,  as  attorneys-in-fact  and  proxies  of the  undersigned,  with full  power of substitution,  to vote  shares  held in the name of the  undersigned  on the  record  date at the  Special  Meeting  of
Shareholders  of  Oppenheimer  Money Market  Fund,  Inc.  (the "Fund") to be held at 6803 South Tucson Way,  Englewood,
Colorado,  80112,  on July 29, 2002, at 1:00 P. M. Mountain  time, or at any  adjournment  thereof,  upon the proposals described in the Notice of Meeting and accompanying Proxy Statement, which have been received by the undersigned.

This proxy is solicited on behalf of the Fund's Board of Directors,  and all  proposals  (set forth on the reverse side of this proxy card) have been proposed by the Board of Directors.  When properly executed,  this proxy will be voted as indicated  on the reverse  side or "FOR" a proposal if no choice is  indicated.  The proxy will be voted in  accordance with the proxy holders' best judgement as to any other matters.
                                                                          VOTE VIA THE TELEPHONE:  1-800-597-7836
                                                                          CONTROL NUMBER:  999  9999  9999  999

        PLEASE VOTE ON THE REVERSE SIDE, SIGN AND DATE THIS PROXY AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE

1.       To elect a Board of Trustees:

                                                                                        FOR        AGAINST       FOR ALL
                                                                                        ALL        ALL           EXCEPT  1.
01  Leon Levy                    02  Donald W. Spiro             03  John V. Murphy     /  /       /  /          /  /
04  Robert G. Galli              05  Phillip A. Griffiths        06  Benjamin Lipstein
07  Elizabeth B. Moynihan        08  Kenneth A. Randall          09  Edward V. Regan
10  Russell S. Reynolds, Jr.     11  Clayton K. Yeutter

     If you do not wish your shares  voted "FOR" a  particular  nominee,  mark the "For All Except" box and write the nominee's number on the line provided below.  Your shares will be voted for the remaining nominee(s).

2.       To approve the elimination or amendment of certain fundamental investment policies of the Fund:
                                                                                        FOR        AGAINST       ABSTAIN
A.       Investing in Unseasoned Issuers                                                /  /        /  /           /   /  2.A
B.       Borrowing                                                                      /  /        /  /           /   /  2.B
C.       Lending                                                                        /  /        /  /           /   /  2.C

3.    To approve a new Investment Advisory Agreement                                    /  /        /  /           /   /  3.